Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of Perma-Pipe International Holdings, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint DAVID J. MANSFIELD and/or MATTHEW E. LEWICKI, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereof, in connection with the Company's filing of an annual report on Form 10-K for the Company's fiscal year 2024, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer, or both, of the Company, as indicated below his or her signature, to the Form 10-K, and any amendment thereto; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 1st day of May 2025.

/s/ David J. Mansfield David J. Mansfield, Director and Chief Executive Officer (Principal Executive Officer)	/s/ David B. Brown David B. Brown, Director

/s/ Matthew E. Lewicki Matthew E. Lewicki, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	/s/ Jerome T. Walker Jerome T. Walker, Director, Chairman of the Board of Directors

/s/ Robert McNally Robert McNally, Director	/s/ Cynthia Boiter Cynthia Boiter, Director

/s/ Ibrahim Jaham Al Kuwari Ibrahim Jaham Al Kuwari, Director	/s/ Jon C. Biro Jon C. Biro, Director